                                                                     Exhibit 4.1

COMMON STOCK                                                     COMMON STOCK

--------------                                                  ---------------
    NUMBER                                                           SHARES
GC
--------------                                                  ---------------

INCORPORATED UNDER THE LAWS                 SEE REVERSE FOR CERTAIN DEFINITIONS
 OF THE STATE OF DELAWARE                            CUSIP 373701 10 1

                               [GRAPHIC OMITTED]

                           GERBER CHILDRENSWEAR, INC.

--------------------------------------------------------------------------------

THIS CERTIFIES THAT





is the owner of

--------------------------------------------------------------------------------

                              CERTIFICATE OF STOCK

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

      Gerber Childrenswear, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                                                   /s/ [ILLEGIBLE]

COUNTERSIGNED AND REGISTERED                       CHAIRMAN, PRESIDENT AND CEO
  AMERICAN STOCK TRANSFER & TRUST COMPANY
                TRANSFER AGENT AND REGISTRAR

BY                                                 /s/ [ILLEGIBLE]

                          AUTHORIZED OFFICER       ASSISTANT/SECRETARY


                           GERBER CHILDRENSWEAR, INC.

                                   CORPORATE

                                      SEAL

                                    DELAWARE


American Bank Note Company